Exhibit 10.41

FORM OF

AIR LEASE CORPORATION

GRANT NOTICE FOR 2014 EQUITY INCENTIVE PLAN
NON-EMPLOYEE DIRECTOR RESTRICTED STOCK UNITS (DEFERRAL)

FOR GOOD AND VALUABLE CONSIDERATION, Air Lease Corporation (the “Company”) hereby grants to Participant named below the number of restricted stock units specified below (the “Award”), upon the terms and subject to the conditions set forth in this Grant Notice, the Air Lease Corporation 2014 Equity Incentive Plan (the “Plan”), and the Standard Terms and Conditions (the “Standard Terms and Conditions”) adopted under such Plan and provided to Participant, each as amended from time to time.  Each restricted stock unit subject to this Award represents the right to receive one share of the Company’s Class A common stock, par value $0.01 (the “Common Stock”), subject to the conditions set forth in this Grant Notice, the Plan, and the Standard Terms and Conditions.  This Award is granted pursuant to the Plan and is subject to and qualified in its entirety by the Standard Terms and Conditions.

Name of Participant:
Grant Date:
Number of restricted stock units subject to the Award:
Vesting Schedule:	See Schedule A attached hereto.

By accepting this Grant Notice, Participant acknowledges that he or she has received and read, and agrees that this Award shall be subject to, the terms of this Grant Notice, the Plan and the Standard Terms and Conditions.

AIR LEASE CORPORATION
Participant Signature
By
Title:	Address (please print):

SCHEDULE A

The Restricted Stock Units will be subject to time vesting conditions, and will vest as follows:

•                  The Restricted Stock Units will vest in full on the first anniversary of the Grant Date, unless the Participant has a Termination of Service before such date.

•                  If Participant has a Termination of Service in connection with Change in Control before the first anniversary of the Grant Date, the Restricted Stock Units will vest in full upon such Termination of Service.

•                  If the Participant has a Termination of Service for any reason other than a Change in Control before the first anniversary of the Grant Date, the Restricted Stock Units will vest on a prorated daily basis according to the number of days between the Grant Date and Termination of Service, divided by 365.

AIR LEASE CORPORATION

STANDARD TERMS AND CONDITIONS FOR
NON-EMPLOYEE DIRECTOR RESTRICTED STOCK UNITS (DEFERRAL)

These Standard Terms and Conditions apply to the Award of restricted stock units granted pursuant to the Air Lease Corporation 2014 Equity Incentive Plan (the “Plan”), which are evidenced by a Grant Notice or an action of the Committee or the Board of Directors that specifically refers to these Standard Terms and Conditions.  In addition to these Terms and Conditions, the restricted stock units shall be subject to the terms of the Plan, which are incorporated into these Standard Terms and Conditions by this reference.  Capitalized terms not otherwise defined herein shall have the meaning set forth in the Plan.

1.                                      TERMS OF RESTRICTED STOCK UNITS; VESTING OF RESTRICTED STOCK UNITS

(a)                                 Air Lease Corporation, a Delaware corporation (the “Company”), has granted to the Participant named in the Grant Notice provided to said Participant herewith (the “Grant Notice”) an award of a number of restricted stock units (the “Award” or the “Restricted Stock Units”) specified in the Grant Notice.  Each Restricted Stock Unit represents the right to receive one share of the Company’s Class A common stock, $0.01 par value per share (the “Common Stock”), upon the terms and subject to the conditions set forth in the Grant Notice, these Standard Terms and Conditions and the Plan, each as amended from time to time.  For purposes of these Standard Terms and Conditions and the Grant Notice, any reference to the Company shall include a reference to any Subsidiary.

(b)                                 The Award shall not be vested as of the Grant Date set forth in the Grant Notice and shall be forfeitable unless and until otherwise vested pursuant to the terms of the Grant Notice and these Standard Terms and Conditions.  After the Grant Date, subject to termination or acceleration as provided in these Standard Terms and Conditions and the Plan, the Award shall become vested as described in the Grant Notice with respect to that number of Restricted Stock Units as set forth in Schedule A of the Grant Notice.

2.                                      DIVIDEND EQUIVALENT RIGHTS

(a)                                 Each Restricted Stock Unit granted hereunder is hereby granted in tandem with a corresponding dividend equivalent right.  Such dividend equivalent right shall entitle the Participant to have a hypothetical bookkeeping account (established and maintained for purposes of tracking the Restricted Stock Units and any additional Restricted Stock Units credited to such account in respect of dividend equivalent rights in accordance with this Section 2(a)) (the “Account”) that is credited upon the Company’s payment of dividends to stockholders of outstanding shares of Common Stock if the dividend equivalent right is or was outstanding on the applicable Common Stock record date.  Subject to Section 2(c) hereof, when such dividends are so declared, the following shall occur:

(i)                                     on the date that the Company pays a cash dividend in respect of outstanding shares of Common Stock, the Company shall credit the Participant’s Account with a number of full and fractional Restricted Stock Units equal to the quotient of (A) the total number of Restricted Stock Units credited to the Account that are vested but not yet distributed (including any Restricted Stock Units granted hereunder and any additional Restricted Stock Units credited with respect to dividend equivalent rights), multiplied by the per share dollar amount of such dividend, divided by (B) the Fair Market Value of a share of Common Stock on the date such dividend is paid,

(ii)                                  on the date that the Company pays a Common Stock dividend in respect of outstanding shares of Common Stock, the Company shall credit the Participant’s Account with a number of full and fractional Restricted Stock Units equal to the product of (A) the total number of Restricted Stock Units credited to the Account that are vested but not yet distributed (including any Restricted Stock Units granted hereunder and any additional RSUs credited with respect to dividend equivalent rights), multiplied by (B) the number of shares of Common Stock distributed with respect to such dividend per share of Common Stock, or

(iii)                               on the date that the Company pays any other type of distribution in respect of outstanding shares of Common Stock, the Company shall credit the Participant’s Account in an equitable manner based on the total number of Restricted Stock Units held in the Account, as determined in the sole discretion of the Committee.

(b)                                 To the extent that any additional Restricted Stock Units are credited to the Participant’s Account in respect of the Participant’s dividend equivalent rights, such additional Restricted Stock Units shall be deemed granted and fully vested as of the applicable dividend payment date set forth in Sections 2(a)(i) — 2(a)(iii) hereof and shall also carry corresponding dividend equivalent rights.

(c)                                  Dividend equivalent rights shall remain outstanding from the Grant Date (or later date of grant of such dividend equivalent right in connection with the Company’s payment of a dividend) through the earlier to occur of (i) the termination or forfeiture for any reason of the Restricted Stock Unit to which such dividend equivalent right corresponds, or (ii) the delivery to the Participant of the share of Common Stock underlying the Restricted Stock Unit to which such dividend equivalent right corresponds.  For the avoidance of doubt, if a dividend equivalent right terminates after the applicable Common Stock record date for a Company dividend and prior to the corresponding payment date thereof, the Participant shall still be entitled to payment of the dividend equivalent right amount determined in accordance with this Section 2, if and when the Company pays the underlying dividend; provided, however, that such dividend equivalent right amount shall be made in cash (rather than Restricted Stock Units).

(d)                                 Dividend equivalent rights and any amounts that may become distributable in respect thereof shall be treated separately from the Restricted Stock Units and the rights arising in connection therewith for purposes of the designation of time and form of payments required by Section 409A (defined below).

3.                                      SETTLEMENT OF RESTRICTED STOCK UNITS

Subject to Section 6(b) hereof, shares of Common Stock underlying the Restricted Stock Units shall, to the extent vested, be delivered to the Participant (or the Participant’s permitted transferee, if applicable) on the thirtieth (30th) day following the earliest to occur of: (i) the date of the Participant’s “separation from service” from the Company or any affiliate within the meaning of Section 409A(a)(2)(A)(i) of the Code (a “Separation from Service”), (ii) the date of the occurrence of a “change of control event” (within the meaning of Code Section 409A) with respect to the Company, [and] (iii) the date of the Participant’s death [ADD THE FOLLOWING IF PARTICIPANT ELECTED A FIXED DATE DISTRIBUTION:][, and (iv) [              ]].  Notwithstanding anything to the contrary contained herein, the exact payment date of any Restricted Stock Units shall be determined by the Company in its sole discretion (and the Participant shall not have a right to designate the time of payment).

4.                                      RIGHTS AS STOCKHOLDER

Except as provided in Section 2 with respect to dividend equivalent rights, the Participant shall have no voting rights or the right to receive any dividends with respect to shares of Common Stock underlying Restricted Stock Units unless and until such shares of Common Stock are reflected as issued and outstanding shares on the Company’s stock ledger.

5.                                      RESTRICTIONS ON RESALES OF SHARES

The Company may impose such restrictions, conditions or limitations as it determines appropriate as to the timing and manner of any resales by the Participant or other subsequent transfers by the Participant of any Common Stock issued in respect of vested Restricted Stock Units, including without limitation (a) restrictions under an insider trading policy, (b) restrictions designed to delay and/or coordinate the timing and manner of sales by Participant and other holders and (c) restrictions as to the use of a specified brokerage firm for such resales or other transfers.

6.                                      TAXES

(a)                                 Income Taxes.  The Participant will be responsible to pay all taxes that are imposed on him with respect to the Restricted Stock Units, and the Company will comply with its reporting obligations with respect to the Restricted Stock Units. Under current law, the Company will not have any tax withholding obligations with respect to Restricted Stock Units granted to non-employee Directors. If any tax withholding obligations become applicable with respect to these Restricted Stock Units, the Company shall not deliver shares in respect of any Restricted Stock Units unless and until the Participant has made arrangements satisfactory to the Committee to satisfy applicable withholding tax obligations. The Company may, at its option, elect to withhold Common Stock issuable in connection with the settlement of the Restricted Stock Units in satisfaction of such withholding tax obligations, and the Participant hereby consents to such withholding. The Participant acknowledges that the Company shall have the right to deduct any taxes required to be withheld by law in connection with the delivery of the Restricted Stock Units from any amounts payable by it to the Participant.

(b)                                 Section 409A.

(i)                                     To the extent applicable, these Standard Terms and Conditions shall be interpreted in accordance with Section 409A of the Code and Department of Treasury regulations and other interpretive guidance issued thereunder (“Section 409A”), including without limitation any such regulations or other guidance that may be issued after the Grant Date.  Notwithstanding any other provision of the Plan, the Grant Notice or these Standard Terms and Conditions, if at any time the Committee determines that the Restricted Stock Units (or any portion thereof) may be subject to Section 409A, the Committee shall have the right in its sole discretion (without any obligation to do so or to indemnify the Participant or any other person for failure to do so) to adopt such amendments to the Plan, the Grant Notice or these Standard Terms and Conditions, or adopt other policies and procedures (including amendments, policies and procedures with retroactive effect), or take any other actions, as the Committee determines are necessary or appropriate for the Restricted Stock Units to be exempt from the application of Section 409A or to comply with the requirements of Section 409A.

(ii)                                  Notwithstanding anything to the contrary in the Grant Notice or these Standard Terms and Conditions, no amounts shall be paid to the Participant under the Grant Notice and these Standard Terms and Conditions during the six (6)-month period following the Participant’s Separation from Service to the extent that the Committee determines that the Participant is a “specified employee” (within the meaning of Section 409A) at the time of such Separation from Service and that paying such amounts at the time or times indicated in these Standard Terms and Conditions would be a prohibited distribution under Section 409A(a)(2)(B)(i) of the Code.  If the payment of any such amounts is delayed as a result of the previous sentence, then on the first business day following the end of such six (6)-month period (or such earlier date upon which such amount can be paid under Section 409A without being subject to such additional taxes), the Company shall pay to the Participant in a lump-sum all amounts that would have otherwise been payable to the Participant during such six (6)-month period under the Grant Notice and these Standard Terms and Conditions.

7.                                      NON-TRANSFERABILITY OF AWARD

The Participant represents and warrants that the Restricted Stock Units are being acquired by the Participant solely for the Participant’s own account for investment and not with a view to or for sale in connection with any distribution thereof.  The Participant further understands, acknowledges and agrees that, except as otherwise provided in the Plan or as permitted by the Committee, the Restricted Stock Units may not be sold, assigned, transferred, pledged or otherwise directly or indirectly encumbered or disposed of.

8.                                      OTHER AGREEMENTS SUPERSEDED

The Grant Notice, these Standard Terms and Conditions and the Plan constitute the entire understanding between the Participant and the Company regarding the Restricted Stock

Units.  Any prior agreements, commitments or negotiations concerning the Restricted Stock Units are superseded.

9.                                      LIMITATION OF INTEREST IN SHARES SUBJECT TO RESTRICTED STOCK UNITS

Neither the Participant (individually or as a member of a group) nor any beneficiary or other person claiming under or through the Participant shall have any right, title, interest, or privilege in or to any shares of Common Stock allocated or reserved for the purpose of the Plan or subject to the Grant Notice or these Standard Terms and Conditions except as to such shares of Common Stock, if any, as shall have been issued to such person upon vesting of the Restricted Stock Units.  Nothing in the Plan, in the Grant Notice, these Standard Terms and Conditions or any other instrument executed pursuant to the Plan shall confer upon the Participant any right to continue in the Company’s service nor limit in any way the Company’s right to terminate the Participant’s service at any time for any reason.

10.                               GENERAL

In the event that any provision of these Standard Terms and Conditions is declared to be illegal, invalid or otherwise unenforceable by a court of competent jurisdiction, such provision shall be reformed, if possible, to the extent necessary to render it legal, valid and enforceable, or otherwise deleted, and the remainder of these Standard Terms and Conditions shall not be affected except to the extent necessary to reform or delete such illegal, invalid or unenforceable provision.

The headings preceding the text of the sections hereof are inserted solely for convenience of reference, and shall not constitute a part of these Standard Terms and Conditions, nor shall they affect its meaning, construction or effect.

These Standard Terms and Conditions shall inure to the benefit of and be binding upon the parties hereto and their respective permitted heirs, beneficiaries, successors and assigns.

These Standard Terms and Conditions shall be construed in accordance with and governed by the laws of the State of Delaware, without regard to principles of conflicts of law.

In the event of any conflict between the Grant Notice, these Standard Terms and Conditions and the Plan, the Grant Notice and these Standard Terms and Conditions shall control.  In the event of any conflict between the Grant Notice and these Standard Terms and Conditions, the Grant Notice shall control.

All questions arising under the Plan or under these Standard Terms and Conditions shall be decided by the Committee in its total and absolute discretion.

11.                               ELECTRONIC DELIVERY

By executing the Grant Notice, the Participant hereby consents to the delivery of information (including, without limitation, information required to be delivered to the Participant pursuant to applicable securities laws) regarding the Company and the

Subsidiaries, the Plan, and the Restricted Stock Units via Company web site or other electronic delivery.